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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             Trustmark Corporation
             (Exact name of registrant as specified in its charter)


       Mississippi                                                    64-0471500
(State or other jurisdiction of                                       (IRS EIN)
incorporation or organization)


               248 E. Capitol Street, Jackson, Mississippi 39201
              (Address of principal executive offices) (Zip Code)

               Trustmark Corporation 1997 Long Term Incentive Plan
                            (full title of the plan)

                                 LOUIS E. GREER
                                   Controller
                            Trustmark National Bank
                             248 E. Capitol Street
                               Jackson, MS 39201
                       (601) 949-2310 Fax: (601) 949-6871

                (Name, address including zip code and telephone
               number, including area code, of agent for service)

                        Copies of all correspondence to:

                              Robert D. Drinkwater
                    Brunini, Grantham, Grower & Hewes, PLLC
                             Post Office Drawer 119
                               Jackson, MS 39205
                       (601) 948-3101 Fax: (601) 960-6902

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                        CALCULATION OF REGISTRATION FEE

                                  PROPOSED        PROPOSED
TITLE OF                          MAXIMUM         MAXIMUM
SECURITIES       AMOUNT           OFFERING        AGGREGATE       AMOUNT OF
TO BE            TO BE            PRICE           OFFERING        REGISTRATION
REGISTERED       REGISTERED       PER SHARE       PRICE           FEE
----------       ----------       ---------       ---------       ------------
Common Stock       300,000         $27.0625       $8,118,750         $2,461
$0.00 par value
per share


(1) Amount registered represents number of shares issuable upon exercise of options anticipated to be issued under the Trustmark Corporation 1997 Long Term Incentive Plan (the "Plan").

(2) Registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the highest price at which currently issued options may be exercised.


     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The documents containing the information specified in Form S-8, Item 1, have been provided to holders of options issued pursuant to the Plan as specified by Rule 428(b) (1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

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     The statement  containing  the  information  specified in Form S-8, Item 2, will be sent or given to participants as specified.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) The Annual Report of Trustmark Corporation ("Trustmark") on Form 10-K for the fiscal year ended December 31, 1996.

(b) All other reports filed with the Commission by Trustmark since December 31, 1996 or subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Trustmark's Registration Statement, and all amendments thereto, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     No expert or counsel was employed on a contingent basis or has received or is to receive any direct or indirect substantial interest in Trustmark or any subsidiary thereof in connection with this offering.

Item 6.  Indemnification of Directors and Officers.

     Pursuant to Article VI, Section 2, of its bylaws, Trustmark may indemnify or reimburse the expenses of any person against all reasonable expenses incurred

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in  connection  with any  litigation or proceeding in which such person may have been involved because he is or was a director (including honorary or advisory directors) officer or employee of the corporation or of any other firm, corporation or organization which he served in any such capacity at the request of the corporation. Provided, such person shall have no right to indemnification or reimbursement in relation to any matters in which he is finally adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties; and, provided further, that no person shall be so indemnified or reimbursed in relation to any administrative proceeding or action instituted by any appropriate bank regulatory agency which proceeding or action results in a final order assessing civil monetary penalties or requiring affirmative action by an individual or individuals in the form of payments to the corporation.

     In addition, the Mississippi Business Corporation Act provides for indemnification of directors and officers in certain events. Directors and officers are entitled to indemnification if they are wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person is a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may indemnify an individual who is a party to a proceeding because he is or was a director or officer against a liability incurred in the proceeding if the person conducted himself in good faith and he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful or, he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation. Unless ordered by a court, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct specified above, or, in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.


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     A corporation may, additionally,  before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by the director or officer who is a party to a proceeding under certain circumstances.

Item 7.  Exemption from Registration Claimed.
         Not applicable.

Item 8.  Exhibits.

     Exhibit No.  Description of Exhibit

     4.1. Incorporated by reference to Registrant's Form 10-K filed for the period ended December 31, 1996.

     5. Opinion of Brunini, Grantham, Grower & Hewes as to the legality of the issuance of the shares.

     23.1  Consent of Arthur Andersen LLP

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


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     (2) That, for the purpose of determining any liability under the Securities
         Act  of  1933,   each   such post-effective  amendment shall be  deemed
         to be a new Registration   Statement relating to the securities offered
         therein, and the offering of such securities that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any
         of  the   securities  being  registered  which  remain  unsold  at  the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person connected with the securities being registered) the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints Richard G. Hickson and Gerard R. Host, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution for the undersigned and for the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same

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with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent the full power and authority to do or perform each and every act requisite thereto, and ratifying and confirming all that said attorney-in-fact and/or substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson and State of Mississippi on the 16th day of September, 1997.



                              TRUSTMARK CORPORATION

                              /s/ Richard G. Hickson
                              -----------------------
                              Richard G. Hickson
                              President and
                              Chief Executive Officer




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      Signature                             Title                       Date
---------------------------          ----------------------           ----------

/s/ Richard G. Hickson               President and Chief              9/16/97
---------------------------          Executive Officer
    Richard G. Hickson               (Principal Executive
                                     Officer)


/s/ Gerard R. Host                   Treasurer (Principal             9/16/97
---------------------------          Financial & Accounting
    Gerard R. Host                   Officer)


/s/ Frank R. Day                     Chairman                         9/16/97
---------------------------
    Frank R. Day


/s/ J. Kelly Allgood                 Director                         9/16/97
---------------------------
    J. Kelly Allgood


/s/ Reuben V. Anderson               Director                         9/16/97
---------------------------
    Reuben V. Anderson


/s/ John L. Black. Jr.               Director                         9/16/97
---------------------------
    John L. Black, Jr.


/s/ Harry H. Bush                    Director                         9/16/97
---------------------------
    Harry H. Bush


/s/ Robert P. Cooke III              Director                         9/16/97
---------------------------
    Robert P. Cooke III

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/s/ William M. Deviney, Jr.          Director                         9/16/97
---------------------------
    William M. Deviney, Jr.


/s/ D.G. Fountain, Jr.               Director                         9/16/97
---------------------------
    D.G. Fountain, Jr.


/s/ C. Gerald Garnett                Director                         9/16/97
---------------------------
    C. Gerald Garnett


/s/ Matthew L. Holleman III          Director                         9/16/97
---------------------------
    Matthew L. Holleman III


/s/ Fred A. Jones                    Director                         9/16/97
---------------------------
    Fred A. Jones


/s/ T.H. Kendall III                 Director                         9/16/97
---------------------------
    T.H. Kendall III


/s/ Larry L. Lambiotte               Director                         9/16/97
---------------------------
    Larry L. Lambiotte


/s/ Robert V. Massengill             Director                         9/16/97
---------------------------
    Robert V. Massengill


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/s/ Donald E. Meiners                Director                         9/16/97
---------------------------
    Donald E. Meiners


/s/ William Neville III              Director                         9/16/97
---------------------------
    William Neville III


/s/ Richard H. Puckett               Director                         9/16/97
---------------------------
    Richard H. Puckett


/s/ Charles W. Renfrow               Director                         9/16/97
---------------------------
    Charles W. Renfrow


/s/ Clyda S. Rent                    Director                         9/16/97
---------------------------
    Clyda S. Rent


/s/ William Thomas Shows             Director                         9/16/97
---------------------------
    William Thomas Shows


/s/ Harry M. Walker                  Director                         9/16/97
---------------------------
    Harry M. Walker


/s/ LeRoy G. Walker, Jr.             Director                         9/16/97
---------------------------
    LeRoy G. Walker, Jr.


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/s/ Paul H. Watson, Jr.              Director                         9/16/97
---------------------------
    Paul H. Watson, Jr.


/s/ John C. Wheeless, Jr.            Director                         9/16/97
---------------------------
    John C. Wheeless, Jr.


/s/ Allen Wood, Jr.                  Director                         9/16/97
---------------------------
    Allen Wood, Jr.




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                                  EXHIBIT INDEX


Exhibit Number                              Description
--------------          --------------------------------------------------------

    4.1                 Trustmark 1997 Long Term Incentive Plan *
    5.1                 Opinion and Consent of Brunini, Grantham, Grower & Hewes
   23.1                 Consent of Arthur Andersen LLP






*Incorporated by reference.